EXHIBIT 11

                               TRIAD GUARANTY INC.
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
            Three and Six Month Periods Ended June 30, 1997 and 1996

                                          Three Months Ended        Six Months Ended
                                                June 30,                June 30,
                                        ----------------------   ----------------------
                                            1997       1996         1997        1996
                                            ----       ----         ----        ----
PRIMARY NET INCOME PER  SHARE

Weighted average common
  shares outstanding                     6,645,361   6,636,407    6,645,361   6,632,408
Net shares to be issued upon
  exercise of dilutive stock options
  after applying treasury stock
  method                                   283,124           0      267,877           0
                                        ----------  ----------   ----------  ----------

Adjusted shares outstanding              6,928,485   6,636,407    6,913,238   6,632,408
                                        ==========  ==========   ==========  ==========
Net income                              $4,033,199  $2,652,069   $7,480,088  $5,201,084
                                        ==========  ==========   ==========  ==========
Primary net income per share               $.58       $.40         $1.08       $.78
                                        ==========  ==========   ==========  ==========

FULLY DILUTED NET INCOME PER SHARE

Weighted average common
 shares outstanding                      6,645,361   6,636,407    6,645,361   6,632,408
Net shares to be issued upon
 exercise of dilutive stock options
 after applying treasury stock
 method                                    349,063     201,021      349,063     201,021
                                        ----------  ----------   ----------  ----------
Adjusted shares outstanding              6,994,424   6,837,428    6,994,424   6,833,429
                                        ==========  ==========   ==========  ==========
Net income                              $4,033,199  $2,652,069   $7,480,088  $5,201,084
                                        ==========  ==========   ==========  ==========
Fully diluted net income per
share                                        $.58       $.39        $1.07        $.76
                                        ==========  ===========  ==========  ==========

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


                                          Three Months Ended        Six Months Ended
                                                June 30,                June 30,
                                        ----------------------   ----------------------
                                            1997       1996         1997        1996
                                            ----       ----         ----        ----

ADDITIONAL PRIMARY COMPUTATION

Weighted average common
 shares outstanding                      6,645,361   6,636,407    6,645,361   6,632,408
Net shares to be issued upon
 exercise of dilutive stock options
after applying treasury stock
method                                     283,124     175,730      267,877     164,876
                                        ----------  ----------   ----------  ----------
Adjusted shares outstanding              6,928,485   6,812,137    6,913,238   6,797,284
                                        ==========  ==========   ==========  ==========
Net income                              $4,033,199  $2,652,069   $7,480,088  $5,201,084
                                        ==========  ==========   ==========  ==========
Primary net income per share               $.58       $.39(a)       $1.08      $.77(a)
                                        ==========  ==========   ==========  ==========


  (a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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